Exhibit 99.1

InterDigital, Inc. Announces Final Results of Tender Offer

WILMINGTON, DEL. — February 23, 2023 — InterDigital, Inc. (Nasdaq: IDCC) (“InterDigital” or the “Company”) announced today the final results of its modified “Dutch auction” tender offer to purchase up to $200 million of its common stock for cash at a price per share not less than $65.25 and not greater than $75.00, which expired at 11:59 p.m., New York City time, on February 17, 2023.

Based on the final count by American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, InterDigital has accepted for purchase 2,739,726 shares of its common stock at a price of $73.00 per share, for an aggregate cost of approximately $200 million, excluding fees, expenses and excise tax relating to the tender offer. The repurchased shares represent approximately 9.2% of the Company’s shares outstanding as of February 17, 2023. As such, the Company has been informed by the depositary that the final proration factor for the tender offer is approximately 95.80%.

American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, will promptly issue payment for the shares of InterDigital common stock validly tendered and accepted for purchase in the tender offer, and will return all other shares tendered and not purchased in the tender offer.

The Company may, in the future, decide to purchase additional shares of our common stock (or shares of securities convertible into or exercisable for shares of our common stock) in the open market subject to market conditions and private transactions, tender offers or otherwise subject to applicable law. Any such purchases may be on the same terms as, or on terms that are more or less favorable to stockholders than, the terms of the tender offer. Whether the Company makes additional repurchases in the future will depend on many factors, including but not limited to the Company’s business and financial performance and situation, the business and market conditions at the time, including the price of shares of the Company’s common stock, and such other factors as the Company may consider relevant.

About InterDigital®

InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.

InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit: www.interdigital.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Investors are cautioned that such statements are predictions and that actual events or results may differ materially. InterDigital’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2023. Forward-looking statements speak only as of the date made.

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CONTACT:          InterDigital, Inc.:

investor.relations@interdigital.com

+1 (302) 300-1857